Exhibit 99.1

Blue Capital Reinsurance Holdings Reports 2013 Financial Results and

Provides a Summary of 2014 Capital Deployment

HAMILTON, Bermuda, February 5, 2014 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the “Company”), a newly-formed Bermuda holding company that offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for 2013.  The Company was formed on June 24, 2013 and began trading on the New York Stock Exchange on November 6, 2013.

The Company’s book value per common share (BVPCS) was $19.80 at December 31, 2013, a decrease of $0.20 from its initial public offering price.  The Company’s net loss for the period from June 24, 2013 to December 31, 2013 was $0.7 million ($0.31 per average common share).

The table below presents the components of the Company’s 2013 activities:

	Amount in	Impact per share
Period from June 24, 2013 to December 31, 2013	millions	Earnings		BVPCS
Net loss	$(0.7)	$(0.31)		$(0.08)

Issuance of common shares	175.0	—		20.00

Common share issuance costs	(1.0)	—		(0.12)

Net change in our common shareholders’ equity	$173.3	$(0.31)		$19.80

Denominators (average and ending common shares, respectively, in thousands)		2,303	sh	8,750	sh

The Company initially retained $14 million of the $174 million of total offering proceeds raised which will be used to fund its anticipated cash obligations, including its first three regular quarterly dividend payments, for the initial year of its operations. The Company expects to deploy substantially all of the $160 million of remaining net proceeds during 2014.

As of January 31, 2014, the Company had deployed approximately $144 million, or 90% of the capital it expects to deploy during 2014, in property catastrophe indemnity reinsurance contracts and related instruments, as follows:

Deployed Capital by Contract Type (in millions):

Contract Type	Deployed Capital
First event cover	$61
Catastrophe quota share	57
Second and subsequent event cover	26

William Pollett, President and CEO, commented: “We were encouraged by the market reception to the launch of the Company and are pleased to report that we have already constructed a diversified portfolio of property catastrophe risks with attractive risk-adjusted return characteristics.”

Additional information can be found in the Company’s public filings with the Securities and Exchange Commission and at www.bcapre.bm.

Blue Capital Management Ltd. and Blue Capital Insurance Managers Ltd., which serve as the Company’s investment manager and reinsurance manager, respectively, are wholly-owned subsidiaries of Montpelier Re Holdings Ltd. (NYSE: MRH, “Montpelier”), a leading global provider of property catastrophe and short tail reinsurance solutions with over $3.5 billion of assets. Through this relationship, the Company benefits from Montpelier’s industry leading proprietary reinsurance modelling tools, underwriting expertise and broker/client relationships.

Blue Capital Reinsurance Holdings Ltd.

Investors:

William Pollett, President and CEO

441-299-7576

General Inquiries:

441-278-5004

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See “Risk Factors” contained in the Company’s Form S-1 Registration Statement, as filed with the Securities and Exchange Commission on November 1, 2013, for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. You can identify forward-looking statements in this earnings release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our dividend policy and expected dividend payout, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others:

•  the fact that we have little operating history;

•  the possibility of severe or unanticipated losses from natural and man-made catastrophes, including those that may result from changes in climate conditions, including global temperatures and expected sea levels;

•  the effectiveness of our loss limitation methods;

•  our dependence on our Chief Executive Officer and interim Chief Financial Officer and our service providers;

•  our ability to effectively execute our business plan and any new ventures that we may enter into;

•  acceptance of our business strategy, security and financial condition by regulators, brokers and insureds;

•  failure by any service provider to carry out its obligations to us in accordance with the terms of its appointment;

•  conflicts of interest that could result from our relationships and potential overlaps in business with related parties, including Montpelier Re Holdings Ltd. and its subsidiaries;

•  the cyclical nature of the property catastrophe insurance and reinsurance industry;

•  the availability of capital and financing, including our ability to raise more equity capital and our ability to release capital from existing obligations to redeploy annually;

•  the levels of new and renewal business achieved;

•  the availability of opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities;

•  the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

•  the accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, asset valuations, contingencies and litigation which, for a new reinsurance company like us, are even more difficult to make than those made in a mature company because of limited historical information;

•  the inherent uncertainties of establishing reserves for loss and loss adjustment expenses and unanticipated adjustments to premium estimates;

•  changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•  general economic and market conditions, including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates, and conditions specific to the insurance and reinsurance markets in which we operate;

•  changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

•  statutory or regulatory developments, including as to tax policy and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies or Bermuda-based insurers or reinsurers;

•  potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively;

•  the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers;

•  the overall level of competition, and the related supply and demand dynamics in our markets relating to growing capital levels in our industry;

•  declining demand due to increased retentions by cedants and other factors;

•  acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•  unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

•  operational risks, including the risk of fraud and any errors and omissions, as well as technology breaches or failures;

•  our dependence as a holding company upon dividends or distributions from our operating subsidiaries;

•  changes in accounting principles or the application of such principles by regulators; and

• the impact of foreign currency fluctuations.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED BALANCE SHEET

unaudited

December 31,
(In thousands of U.S. dollars, except per share amounts)	2013
Assets
Cash and cash equivalents	$173,796
Prepaid assets	159
Other assets	1,520
Total Assets	$175,475
Liabilities
Accounts payable and accrued expenses	$664
Other liabilities	1,520
Total Liabilities	2,184

Shareholders’ Equity
Common shares and additional paid-in capital	174,000
Retained deficit	(709)
Total Shareholders’ Equity	173,291
Total Liabilities and Shareholders’ Equity	$175,475

Book value per common share (1)	$19.80
Ending common shares outstanding (000s)	8,750

(1)                         This measure constitutes a “non-GAAP financial measure” as defined in Regulation G and represents the Company’s shareholders’ equity at December 31, 2013, divided by its ending common shares outstanding at that date.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENT OF OPERATIONS

unaudited

Period from
June 24, 2013
(In thousands of U.S. dollars, except per share amounts)	to December 31, 2013
Revenues	$—

Expenses
General and administrative expenses	709

Total expenses	709

Net loss	$709

Loss per common share	$(0.31)

Average common shares outstanding (000s)	2,303

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

unaudited

	Total	Common	Additional
	shareholders’	Shares at	paid-in	Retained
(In thousands of U.S. dollars)	equity	par value	capital	deficit
Beginning balances at June 24, 2013	$—	$—	$—	$—

Net loss	(709)	—	—	(709)

Issuances of common shares:
In connection with the Company’s initial capitalization	1,020	1	1,019	—
In connection with the Company’s IPO and private placement	175,000	8,750	166,250	—

Repurchase of common shares	(1,020)	(1)	(1,019)	—

Common share issuance costs	(1,000)	—	(1,000)	—

Ending balances at December 31, 2013	$173,291	$8,750	$165,250	$(709)